Exhibit 99.1

Exterran Holdings Reports Fourth-Quarter and Full-Year 2012 Results

●Reported net income from continuing operations attributable to Exterran stockholders of $0.09 per diluted share, excluding charges, in the quarter
●Achieved EBITDA, as adjusted, of $140.8 million in the quarter, up 20 percent over year-ago levels
●Reduced consolidated debt levels by $140.7 million in the quarter
●Grew operating horsepower in both North America and International contract operations businesses

HOUSTON, Feb. 26, 2013 – Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $140.8 million for the fourth quarter 2012, compared to $126.4 million for the third quarter 2012 and $117.5 million for the fourth quarter 2011.

Revenue was $838.9 million for the fourth quarter 2012, compared to $718.7 million for the third quarter 2012 and $689.1 million for the fourth quarter 2011.

Fabrication backlog was $1,065.7 million at December 31, 2012, compared to $1,239.5 million at September 30, 2012 and $735.3 million at December 31, 2011.

EBITDA, as adjusted, was $464.8 million for 2012, compared to $395.4 million for 2011. Revenue was $2,803.6 million for 2012, compared to $2,629.9 million for 2011.

“During 2012, we made significant progress in the implementation of performance improvement initiatives, as each of our four operating segments achieved increased revenues and gross margin percentage over prior-year levels. In addition, we grew operating horsepower in both of our North America and International contract operations businesses,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “In the fourth quarter, we achieved the highest quarterly level of EBITDA, as adjusted, in over three years and achieved our second consecutive quarter of positive earnings from continuing operations excluding charges.”

“One of our key goals entering 2012 was to reduce debt and covenant leverage. For the year, consolidated debt declined by $208 million and Exterran Holdings’ total leverage ratio, which is total debt to adjusted EBITDA as defined in our credit agreement, decreased to 2.4x at December 31, 2012 from 3.0x at September 30, 2012 and 4.3x at December 31, 2011,” said Bill Austin, Exterran Holdings’ Executive Vice President and Chief Financial Officer.

“I believe we are on track to make further progress in improving the company’s performance in 2013, though similar to last year, first quarter revenues are expected to decline somewhat from fourth quarter levels,” added Childers.

Net income from continuing operations attributable to Exterran stockholders for the fourth quarter 2012 was $6.0 million, or $0.09 per diluted share, excluding pretax charges totaling $48.4 million, comprised primarily of non-cash long-lived asset impairment charges of $47.6 million related to our contract water treatment business. Net income from continuing operations attributable to Exterran stockholders, excluding charges, for the third quarter 2012 was $1.4 million, or $0.02 per diluted share, and net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the fourth quarter 2011 was $9.8 million, or $0.16 per diluted share. Net income from continuing operations attributable to Exterran stockholders, excluding pretax charges, also excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Net loss attributable to Exterran stockholders for the fourth quarter 2012 was $5.7 million, or $0.09 per diluted share, compared to net income attributable to Exterran stockholders for the third quarter 2012 of $113.4 million, or $1.74 per diluted share, and a net loss attributable to Exterran stockholders for the fourth quarter 2011 of $66.6 million, or $1.06 per diluted share.

Net loss from continuing operations attributable to Exterran stockholders for 2012 was $50.7 million, or $0.80 per diluted share, excluding pretax charges totaling $190.1 million, comprised primarily of non-cash long-lived asset impairment charges of $183.4 million related primarily to our U.S. fleet and contract water treatment business, and the benefit of the sale of our Venezuelan assets. Net loss from continuing operations attributable to Exterran stockholders, excluding charges, for 2011 was $89.9 million, or $1.44 per diluted share.

Net loss attributable to Exterran stockholders for 2012 was $39.5 million, or $0.62 per diluted share, compared to a net loss attributable to Exterran stockholders for 2011 of $340.6 million, or $5.44 per diluted share.

The cash distribution received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners was $8.1 million for the fourth quarter 2012, compared to $7.9 million for the third quarter 2012 and $7.4 million for the fourth quarter 2011.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Tuesday, Feb. 26, 2013, to discuss their fourth-quarter 2012 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 34069963.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 34069963#.

*****
EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), the leading provider of natural gas contract operations services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; statements relating to the remaining expected proceeds from the Venezuelan asset sales; and demand for Exterran Holdings’ products and services and growth opportunities for those products and services.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2011, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Revenue:
North America contract operations	$154,683	$151,532	$146,863	$605,367	$588,034
International contract operations	127,911	110,632	114,675	463,957	445,059
Aftermarket services	98,460	95,854	116,494	385,861	371,327
Fabrication	457,868	360,686	311,031	1,348,417	1,225,459
	838,922	718,704	689,063	2,803,602	2,629,879

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	69,368	75,217	74,977	289,244	303,050
International contract operations	47,367	46,260	45,446	184,608	184,405
Aftermarket services	78,538	75,793	93,649	303,590	311,760
Fabrication	404,223	310,754	290,335	1,191,937	1,102,237
Selling, general and administrative	101,850	85,536	83,648	376,359	352,780
Depreciation and amortization	91,579	85,248	89,599	350,847	356,972
Long-lived asset impairment	47,576	3,204	2,182	183,445	6,068
Restructuring charges	808	1,515	8,653	6,636	11,594
Goodwill impairment	-	-	665	-	196,807
Interest expense	27,694	31,723	39,045	134,376	149,473
Equity in (income) loss of non-consolidated affiliates	(4,623)	(4,793)	209	(51,483)	471
Other (income) expense, net	(777)	(1,450)	(15,435)	430	(5,620)
	863,603	709,007	712,973	2,969,989	2,969,997

Income (loss) before income taxes	(24,681)	9,697	(23,910)	(166,387)	(340,118)
Provision for (benefit from) income taxes	(27,797)	1,267	39,615	(62,375)	(10,605)
Income (loss) from continuing operations	3,116	8,430	(63,525)	(104,012)	(329,513)
Income (loss) from discontinued operations, net of tax	(20)	110,916	(858)	66,843	(10,105)
Net income (loss)	3,096	119,346	(64,383)	(37,169)	(339,618)
Less: net income attributable to the noncontrolling interest	(8,835)	(5,980)	(2,195)	(2,317)	(990)
Net income (loss) attributable to Exterran stockholders	$(5,739)	$113,366	$(66,578)	$(39,486)	$(340,608)

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.09)	$0.04	$(1.05)	$(1.68)	$(5.28)
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.00)	1.71	(0.01)	1.06	(0.16)
Net income (loss) attributable to Exterran stockholders	$(0.09)	$1.75	$(1.06)	$(0.62)	$(5.44)
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.09)	$0.04	$(1.05)	$(1.68)	$(5.28)
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.00)	1.70	(0.01)	1.06	(0.16)
Net income (loss) attributable to Exterran stockholders	$(0.09)	$1.74	$(1.06)	$(0.62)	$(5.44)
Weighted average common and equivalent shares outstanding:
Basic	63,658	64,847	62,821	63,436	62,624
Diluted	63,658	65,094	62,821	63,436	62,624

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$(5,719)	$2,450	$(65,720)	$(106,329)	$(330,503)
Income (loss) from discontinued operations, net of tax	(20)	110,916	(858)	66,843	(10,105)
Net income (loss) attributable to Exterran stockholders	$(5,739)	$113,366	$(66,578)	$(39,486)	$(340,608)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Revenues:
North America contract operations	$154,683	$151,532	$146,863	$605,367	$588,034
International contract operations	127,911	110,632	114,675	463,957	445,059
Aftermarket services	98,460	95,854	116,494	385,861	371,327
Fabrication	457,868	360,686	311,031	1,348,417	1,225,459
Total	$838,922	$718,704	$689,063	$2,803,602	$2,629,879

Gross Margin (1):
North America contract operations	$85,315	$76,315	$71,886	$316,123	$284,984
International contract operations	80,544	64,372	69,229	279,349	260,654
Aftermarket services	19,922	20,061	22,845	82,271	59,567
Fabrication	53,645	49,932	20,696	156,480	123,222
Total	$239,426	$210,680	$184,656	$834,223	$728,427

Selling, General and Administrative	$101,850	$85,536	$83,648	$376,359	$352,780
% of Revenues	12%	12%	12%	13%	13%

EBITDA, as adjusted (1)	$140,801	$126,431	$117,502	$464,840	$395,441
% of Revenues	17%	18%	17%	17%	15%

Capital Expenditures	$100,006	$100,871	$100,894	$428,731	$272,185
Less: Proceeds from Sale of PP&E	(8,004)	(1,963)	(5,956)	(36,000)	(43,042)
Net Capital Expenditures	$92,002	$98,908	$94,938	$392,731	$229,143

Gross Margin Percentage:
North America contract operations	55%	50%	49%	52%	48%
International contract operations	63%	58%	60%	60%	59%
Aftermarket services	20%	21%	20%	21%	16%
Fabrication	12%	14%	7%	12%	10%
Total	29%	29%	27%	30%	28%

Total Available Horsepower (at period end):
North America contract operations	3,376	3,341	3,545	3,376	3,545
International contract operations	1,265	1,254	1,260	1,265	1,260
Total	4,641	4,595	4,805	4,641	4,805

Total Operating Horsepower (at period end):
North America contract operations	2,900	2,849	2,830	2,900	2,830
International contract operations	1,007	1,001	960	1,007	960
Total	3,907	3,850	3,790	3,907	3,790

Total Operating Horsepower (average):
North America contract operations	2,870	2,830	2,793	2,839	2,784
International contract operations	1,011	1,003	975	991	978
Total	3,881	3,833	3,768	3,830	3,762

Horsepower Utilization (at period end):
North America contract operations	86%	85%	80%	86%	80%
International contract operations	80%	80%	76%	80%	76%
Total	84%	84%	79%	84%	79%

Fabrication Backlog:
Compression & accessory	$256,315	$231,027	$249,724	$256,315	$249,724
Production & processing equipment	563,826	687,174	415,968	563,826	415,968
Installation	245,573	321,345	69,576	245,573	69,576
Total	$1,065,714	$1,239,546	$735,268	$1,065,714	$735,268

Debt to Capitalization:
Debt	$1,564,923	$1,705,638	$1,773,039	$1,564,923	$1,773,039
Exterran stockholders' equity	1,478,613	1,476,314	1,437,236	1,478,613	1,437,236
Capitalization	$3,043,536	$3,181,952	$3,210,275	$3,043,536	$3,210,275
Total Debt to Captilization	51%	54%	55%	51%	55%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$3,096	$119,346	$(64,383)	$(37,169)	$(339,618)
(Income) loss from discontinued operations, net of tax	20	(110,916)	858	(66,843)	10,105
Income (loss) from continuing operations	3,116	8,430	(63,525)	(104,012)	(329,513)
Depreciation and amortization	91,579	85,248	89,599	350,847	356,972
Long-lived asset impairment	47,576	3,204	2,182	183,445	6,068
Restructuring charges	808	1,515	8,653	6,636	11,594
Investment in non-consolidated affiliates impairment	-	-	209	224	471
Proceeds from sale of joint venture assets	(4,623)	(4,793)	-	(51,707)	-
Goodwill impairment	-	-	665	-	196,807
Interest expense	27,694	31,723	39,045	134,376	149,473
(Gain) loss on currency exchange rate remeasurement of intercompany balances	2,448	(163)	1,059	7,406	14,174
Provision for (benefit from) income taxes	(27,797)	1,267	39,615	(62,375)	(10,605)
EBITDA, as adjusted (1)	140,801	126,431	117,502	464,840	395,441
Selling, general and administrative	101,850	85,536	83,648	376,359	352,780
Equity in (income) loss of non-consolidated affiliates	(4,623)	(4,793)	209	(51,483)	471
Investment in non-consolidated affiliates impairment	-	-	(209)	(224)	(471)
Proceeds from sale of joint venture assets	4,623	4,793	-	51,707	-
Gain (loss) on currency exchange rate remeasurement of intercompany balances	(2,448)	163	(1,059)	(7,406)	(14,174)
Other (income) expense, net	(777)	(1,450)	(15,435)	430	(5,620)
Gross Margin (1)	$239,426	$210,680	$184,656	$834,223	$728,427

Net loss attributable to Exterran stockholders	$(5,739)	$113,366	$(66,578)	$(39,486)	$(340,608)
(Income) loss from discontinued operations	20	(110,916)	858	(66,843)	10,105
Valuation allowance on Brazil deferred tax asset	-	-	48,597	-	48,597
Q4 2012 tax benefit on Q2 2012 impairment of long-lived assets	(13,725)	-	-	-	-
Charges, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	29,537	2,535	1,222	102,974	3,131
Restructuring charges	509	1,203	5,451	4,181	7,304
Investment in non-consolidated affiliates impairment	-	-	209	224	471
Proceeds from sale of joint venture assets	(4,623)	(4,793)	-	(51,707)	-
Goodwill impairment	-	-	419	-	181,062
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges	$5,979	$1,395	$(9,822)	$(50,657)	$(89,938)

Diluted income (loss) from continuing operations attributable to Exterran stockholders	$(0.09)	$0.04	$(1.05)	$(1.68)	$(5.28)
Adjustment for charges, after-tax, per common share (2)	0.18	(0.02)	0.89	0.88	3.84
Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges (1)(2)	$0.09	$0.02	$(0.16)	$(0.80)	$(1.44)

(1) Management believes disclosure of EBITDA, as adjusted, diluted net loss from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted net loss from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

(2) In calculating diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, for the three months ended December 31, 2012, the weighted average common and equivalent shares outstanding was adjusted to include the following shares as their effects were dilutive: 1,233,000 shares of unvested restricted stock, 410,000 shares on the exercise of options and vesting of restricted stock units and 1,000 shares on the settlement of employee stock purchase plan shares.